UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014 (June 18, 2014)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, Niska Gas Storage Partners LLC (the “Company”) and Simon Dupéré, the Company’s former director and former President and Chief Executive Officer, executed a Separation Agreement and General Release of Claims (the “Separation Agreement”) in connection with Mr. Dupéré’s previously announced resignation from the Company on May 7, 2014.  Pursuant to the Separation Agreement, Mr. Dupéré received the same payments to which he would have been entitled upon an involuntary termination of his employment without cause under his Executive Employment Agreement dated April 24, 2012, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2012, and under the Company’s Phantom Unit Performance Plan (the “PUPP”) in exchange for a release of all claims against the Company, its affiliates and certain other parties, other than claims that Mr. Dupéré may have for indemnification for claims made against him by third parties solely as a result of his position as a senior officer of the Company and any claim that he may have for indemnification pursuant to the provisions of any policy of insurance obtained by the Company for providing coverage for errors and omissions claims made against its officers and directors.  These payments consist of (i) a lump sum payment in the amount of $961,442.31 ($1,010,000 CDN less $48,557.69 CDN already paid to Mr. Dupéré in respect of statutory termination pay under the Alberta Employment Standards Code), less applicable withholdings and other deductions, and (ii) a lump sum payment of $6,577,184.41 CDN to redeem his Vested Phantom Units (as defined in the PUPP), including Phantom Units which became Vested Phantom Units upon his resignation.  Mr. Dupéré also received an $88,375.56 CDN payment for his accrued, unused vacation time.  Mr. Dupéré will remain subject to the post-employment obligations under his Employment Agreement, including certain confidentiality, non-compete, and non-solicitation restrictions.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.
10.1	Separation Agreement and General Release of Claims, executed on June 18, 2014, between Niska Partners Management ULC and Simon Dupéré, Niska Gas Storage Partners LLC and Niska Holdings L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: June 20, 2014	By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release of Claims, executed on June 18, 2014, between Niska Partners Management ULC and Simon Dupéré, Niska Gas Storage Partners LLC and Niska Holdings L.P.